UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2005

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10750 Columbia Pike, Silver Spring, Maryland	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

Item 1.01.	Entry into a Material Definitive Agreement

On March 9, 2005, Choice Hotels International, Inc. (the “Company”) entered into an agreement to repurchase 100,000 shares of its common stock from the Bruce Bainum Declaration of Trust, Dated March 13, 1997, Bruce Bainum, Trustee. Mr. Bainum beneficially owns approximately 25% of the Company’s outstanding shares. The purchase price was $60.335 per share, the average of the high and low trading price of the Company’s stock on the New York Stock Exchange on March 8, 2005.

Item 7.01.	Regulation FD Disclosure.

The Company is furnishing the following pursuant to Item 7.01, “Regulation FD Disclosure.”

On March 10, 2005, the Company made a presentation to potential investors. The materials attached hereto as Exhibit 99.1 were presented at the meeting. The materials include certain non-GAAP financial measures. A reconciliation of those measures to the most directly related comparable GAAP measures was also presented at the meeting and is included in the presentation materials.

The attached materials and reconciliations are also available on the Choice Hotels’ website, www.choicehotels.com.

Item 9.01.	Financial Statements and Exhibits.

(c)

Exhibit 99.1—Materials Issued by the Company to potential investors on March 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2005	/s/ Joseph M. Squeri
(Joseph M. Squeri) Executive Vice President & Chief Financial Officer

Exhibit 99.1